Exhibit 3.1(A)

FAX AUDIT # H030002180484

ARTICLES OF INCORPORATION

In compliance with Chapter 607, F.S.

ARTICLE I NAME

The name of the corporation shall be: Atlantic PolyPlants, Inc.

ARTICLE II PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

19999 Back Nine Drive, Boca Raton, Florida 33498.

ARTICLE III PURPOSE

The purpose for which the corporation is organized is: to operate plant and foliage management operations, plant and foliage sales and rentals, and to do every other kind of business.

ARTICLE IV SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000,000. The par value of each share of stock is no par value (0.00).

ARTICLE V OFFICERS/DIRECTORS

The initial director of the corporation is:

Mark Kallan, 19999 Back Nine Drive, Boca Raton, Florida 33498.

ARTICLE VI REGISTERED AGENT

The name and Florida street address of the registered agent is: Mark Kallan, 19999 Back Nine Drive, Boca Raton, Florida 33498. Located in the County of Palm Beach.

ARTICLE VII INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation is Business Filings Incorporated, Mark Schiff, AVP, 8025 Excelsior Dr., Suite 200, Madison, WI 53717.

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I hereby accept the appointment as registered agent and agree to act in this capacity.

Signature:	/s/ Mark Kallan	Date:	6/10/2003

Mark Kallan

Signature:	/s/ Mark Schiff	Date:	6/11/2003

Business Filings Incorporated, Incorporator Mark Schiff, AVP

The document was prepared by: Business Filings Incorporated, Mark Schiff, 8025 Excelsior Dr., Suite 200, Madison, WI 53717. 608-827-5300.

FAX AUDIT # H030002180484